UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 30, 2009

GREENCHEK TECHNOLOGY INC.
(Formerly Ridgestone Resources, Inc.)
(Exact name of registrant as specified in its charter)

NEVADA	000-53269
(State or other jurisdiction of incorporation)	(Commission File No.)

101 California Street, Suite 2450
San Francisco, CA 94111
(Address of principal executive offices and Zip Code)

(888) 775-7579
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRYINTO A MATERIAL DEFINITIVE AGREEMENT

On September 30, 2009, we entered into a Common Stock Purchase Agreement and a Registration Rights Agreement (collectively the “Agreements”) dated August 25, 2009 with Bodie Investment Group Inc., a Michigan corporation (“Bodie”) located in Oak Park, Michigan under which we sell a number of shares of our common stock to Bodie in consideration of $6,000,000. The purchase price of the shares of common stock will be 90% of the then current market price, but in no event will shares of common stock be purchased for less than $0.05.  In consideration of the foregoing, we are obligated to issue Bodie 3,000,000 restricted shares of common stock and cashless warrants to acquire and additional 9,000,000 restricted shares of common stock.   Prior to Bodie’s obligation to purchase any shares,  all of the shares and warrants must be registered in an effective registration statement filed with the SEC and applicable states.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    Dated this 1st day of October 2009.

GREENCHEK TECHNOLOGY INC.

BY:	LINCOLN PARKE
Lincoln Parke
Principal Executive Officer